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Exhibit 23.1

    CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-74209), on Form S-8 (File No. 333-93823), on Form S-8 (File No. 333-53902), on Form S-3 (File No. 333-49654) and on Form S-3 (File No. 333-53858) of Intraware Inc. of our reports dated May 25, 2001 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, CA
May 25, 2001

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  Exhibit 23.1